UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 14, 2010

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	1-33981	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Restatement of Articles of Incorporation

On December 14, 2010, the Board of Directors of Analysts International Corporation (the “Company”) approved a restatement of the Company’s articles of incorporation, as amended.  The restatement merely restates the existing articles, as amended, and was authorized by a resolution approved by the board as provided under Minnesota law.

Advance Notice Bylaws

On December 14, 2010, the Board of Directors of the Company approved amendments to the Company’s By-Laws, which changes are effective as of December 14, 2010.  The amendments add new Sections 5, 6, 7 and 8 to Article III of the Company’s By-Laws.  The principal features of the amendments are as follows:

Sections 5 (Nomination of Directors) and Section 6 (Notice of Business to be Brought Before a Meeting, Other than Director Nominations) of the amended By-Laws require shareowners intending to make a director nomination or bring other business at a shareowner meeting to have provided the Company advance written notice of such nominations or business, generally not less than 120 days before the shareowner meeting.

The amended By-Laws (i) explicitly provide that the Bylaws apply to all shareowner nominations and proposals of business and are the exclusive means for a shareowner to submit such business, other than proposals governed by Rule 14a-8 of the federal proxy rules (which provides its own procedural requirements) and Rule 14a-11 (if such Rule 14a-11 becomes effective), and (ii) expand the required disclosure regarding the shareowners making such proposals or nominations to include, among other things, all ownership interests, hedges, economic incentives (including derivative or temporary stock ownership) and rights to vote any shares of any security of the Company.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation, as amended
3.2	By-Laws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2010	ANALYSTS INTERNATIONAL CORPORATION

/s/ Randy W. Strobel
Randy W. Strobel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation, as amended
3.2	By-Laws, as amended